                                                                   Exhibit 4.2.3
                                                                   -------------

                                    Form of

                     EMPIRE AIR SYSTEMS GUARANTY AGREEMENT
                     -------------------------------------

     THIS EMPIRE AIR SYSTEMS GUARANTY AGREEMENT, dated as of February     , 1999
                                                                      ----
(this "Guaranty"), is made by EMPIRE AIR SYSTEMS, INC., a New York corporation (the above corporation and each other corporation, if any, making this Guaranty referred to, collectively, as the "Guarantors" and, individually as a
                                   ----------
"Guarantor"), in favor of NBD BANK, a Michigan banking corporation, as
 ---------
administrative agent (in such capacity, the "Administrative Agent") for the benefit of itself, BANKBOSTON, N.A., a national banking association, as documentation agent (in such capacity, the "Documentation Agent" and, collectively with the Administrative Agent, the "Agents") and the lenders (the "Lenders") now or hereafter parties to the Loan Agreement described below.

                                  WITNESSETH:


     A. The Agents and the Lenders have entered into the Amended and Restated Loan Agreement dated as of March 23, 1998 (as amended or modified from time to time, including any agreement entered into in substitution therefor, the "Loan Agreement") with Numatics, Incorporated, a Michigan corporation (the "Company"), Numatics GmbH, a corporation organized and existing under the laws of the Federal Republic of Germany ("Numatics GmbH"), and Numatics Ltd., a corporation organized and existing under the laws of Canada ("Numatics Ltd." and, collectively with the Company and Numatics GmbH, the "Borrowers") pursuant to which, among other things, the Lenders have agreed, subject to the terms and conditions thereof, to extend credit to the Borrowers.

     B. The Guarantors and the Borrowers and the Company's other subsidiaries are engaged as an integrated group and the integrated operation requires financing on such a basis that credit supplied to the Borrowers can be made available from time to time to the Company and its subsidiaries, including without limitation the Guarantors, as required for the continued successful operation of the Company and its subsidiaries and the integrated operation as a whole. The Company and the Borrowers have requested that the Lenders lend and make credit available to the Borrowers for the purpose of financing the integrated operations of the Company and its subsidiaries with the Guarantors expecting to derive benefit, directly or indirectly, from the loans and letters of credit extended by the Lenders to the Borrowers, both in their separate capacity and as a member of the integrated group, inasmuch as the successful operation and condition of each Guarantor is dependent upon the continued successful performance of the functions of the integrated group as a whole.

     C. The Guarantors desire that the Agents and the Lenders enter into the Loan Agreement for the purposes described above and are willing to enter into this Guaranty in order to provide inducement to the Lenders to enter into the Loan Agreement, each Guarantor has reviewed and is familiar with the Loan Agreement, the Notes, the Security Documents and all documents, agreements, instruments and certificates evidencing or otherwise pertaining thereto and to any other indebtedness, obligations and liabilities of the Borrowers to the Lenders, being herein collectively referred to as the "Operative Documents") and each Guarantor has determined that it is in its best interest and to its financial benefit that the Borrowers enter into the Loan Agreement and the transactions contemplated thereby, and that it enter into this Guaranty.

     NOW, THEREFORE, as an inducement to the Lenders to enter into and continue from time to time such transactions with the Borrowers, the parties agree with the Lenders as follows:

     1.  Guarantee of Obligations.  A. Each Guarantor hereby, jointly and
         ------------------------
severally:

          (i) guarantees to the Lenders, as principal obligor and not as surety only, the prompt payment, when due, whether by scheduled maturity, acceleration or otherwise, any and all Advances made to the Borrowers pursuant to the Loan Agreement and accrued and unpaid interest thereon (including interest which may otherwise cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) when due, whether by scheduled maturity, acceleration or otherwise, and all other indebtedness of the Borrowers to the Lenders, whether now existing or hereafter arising, including, without limitation, default interest, indemnification payments and all reasonable costs and expenses incurred by the Administrative Agent in connection with enforcing any obligations of any Borrower thereunder, including without limitation the reasonable fees and disbursements of counsel;

          (ii) guarantees to the Agents and the Lenders the prompt and punctual performance and observance of each and every term, covenant or agreement contained in the Operative Documents, within any grace period applicable thereto, to be performed or observed on the part of the Borrowers;

          (iii) guarantees to the Lenders the prompt payment of all indebtedness, obligations and liabilities of the Borrowers or any Subsidiary in respect of any interest rate or currency swap agreements or other similar transactions with any Lender;

          (iv) guarantees to the Lenders the prompt and complete payment of any and all other indebtedness, obligations and liabilities of each of the Borrowers and their respective Subsidiaries to any Agent or any Lender, whether now existing or

                              GUARANTY AGREEMENT
                              ------------------
hereafter arising, direct or indirect (including without limitation, any participation interest acquired by any Lender in such indebtedness, obligations or liabilities of any Borrower to any other person), absolute or contingent, joint and/or several, secured or unsecured, arising by operation of law or otherwise, and whether incurred by any Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, including without limitation any increase in the indebtedness, obligations and liabilities guaranteed hereby (and each Guarantor hereby acknowledges and agrees that any such increase shall be guaranteed hereby); and

                    (v) agrees to make prompt payment to the Administrative Agent, on demand, of any and all reasonable costs and expenses incurred by the Administrative Agent in connection with enforcing the obligations of the Guarantors hereunder, including, without limitation the reasonable fees and disbursements of counsel.

All of the above-described indebtedness, obligations,liabilities and undertakings are collectively referred to as the "Guaranteed.
                                                  ----------
Obligations". It is expressly understood and agreed that, for purposes of this
-----------
Guaranty, references to the Lenders shall include, and the benefit of this Guaranty shall extend to, all foreign branches and all foreign affiliates of each of the Lenders and the Guaranteed Obligations shall include all of the above-described indebtedness, obligations, liabilities and undertakings whether owed to each of the Lenders or to any of such foreign branches or foreign affiliates.

          (b) If for any reason any duty, agreement or obligation of any Borrower contained in the Operative Documents shall not be performed or observed by any Borrower as provided therein, or if any amount payable under or in connection with the Operative Documents shall not be paid in full when the same becomes due and payable, each Guarantor undertakes, but without duplication, to perform or cause to be performed, within any grace period applicable thereto, each of such duties, agreements and obligations and to pay forthwith each such amount to the Administrative Agent for the benefit of the Lenders regardless of any defense or setoff or counterclaim which any Borrower may have or assert, and regardless of any other condition or contingency.

          (c) The books and records of each of the Lenders and any certificate delivered by any Lender to the Guarantors in respect thereof, shall be prima facie evidence of the amount owing and unpaid in respect of the Guaranteed Obligations. The failure to record any such information on such books and records shall not, however, limit or otherwise affect the obligations of any Borrower to pay such amount or the obligations of the Guarantors hereunder with respect thereto.

     2.  Nature of Guaranty. This Guaranty is an absolute, unconditional and
         ------------------
irrevocable guaranty of payment and not a guaranty of collection and is wholly independent of and in addition to other rights and remedies of the Lenders and the Agents and is not contingent upon the pursuit by any Agent or any Lender of any such rights and

                              GUARANTY AGREEMENT
                              ------------------
remedies, such pursuit being hereby waived by each Guarantor. The obligations of each Guarantor under this Guaranty are joint and several with any other guarantor of the Guaranteed Obligations, and such obligations of each Guarantor may be enforced against each Guarantor separately or against any two or more jointly, or against some separately or some jointly.

     3.  Waivers and Other Agreements. Each Guarantor hereby unconditionally
         ----------------------------
(a) waives any requirement that the Lenders or the Agents upon the occurrence of any default under any of the Operative Documents by any Borrower, first make demand upon, or seek to enforce remedies against, such Borrower before demanding payment under or seeking to enforce this Guaranty, (b) covenants that this Guaranty will not be discharged except by complete performance of all obligations of the Borrowers contained in the Operative Documents, (c) agrees that this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any- invalidity, irregularity or unenforceability in whole or in part of the Operative Documents or any limitation on the liability of any Borrower thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws), (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by any Borrower under or in connection with the Operative Documents, and further waives any requirement of notice of acceptance of, or other formality relating to, this Guaranty and (e) agrees that the Guaranteed Obligations shall include any amounts paid by any Borrower to the Lenders which may be required to be returned to any Borrower, or to any representative or to a trustee, custodian or receiver for any Borrower. The obligations of each of the Guarantors hereunder shall be complete and binding forthwith upon the execution of this Guaranty by it and subject to no condition, whatsoever, precedent or otherwise.

     4.  Obligations Absolute. The obligations, covenants, agreements and duties
         --------------------
of each Guarantor under this Guaranty shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Guarantor: (a) any assignment or transfer, in whole or in part, of any of the Guaranteed Obligations or the Operative Documents although made without notice to or consent of the Guarantor, or (b) any waiver by the Lenders or the Agents, or by any other person, of the performance or observance by any Borrower of any of the agreements, covenants, terms or conditions contained in the Operative Documents, or (c) any indulgence in or the extension of the time for payment by any Borrower of any amounts payable under or in connection with the Operative Documents or of the time for performance by any Borrower of any other obligations under or arising out of the Operative Documents, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of any Borrower set forth in the Operative Documents (the modification, amendment or waiver from time to time of the Operative Documents being expressly authorized without further notice to or consent of the Guarantor), or (e)

                              GUARANTY AGREEMENT
                              ------------------
the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting any Borrower or any of its assets, or (f) the release of any security, if any, for the obligations of any Borrower under any of the Operative Documents, or the impairment of or failure to perfect an interest in any such security, or (g) the merger or consolidation of any Borrower or any of the Guarantors with any other person, or (h) the release or discharge of any Borrower or any Guarantor from the performance or observance of any agreement, covenant, term or condition contained in the Operative Documents or this Guaranty, by operation of law or otherwise, or (i) the running of any limitation period otherwise applicable, or
(j) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Guaranty or any of the Operative Documents, including without limitation the release, discharge or variance of the liability of any Guarantor, or (k) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Guarantor hereunder.

     5.   Indemnity. As a separate, additional and continuing obligation, each
          ---------
Guarantor, jointly and severally, unconditionally and irrevocably undertakes and agrees with the Lenders and the Agents that, should the Guaranteed Obligations not be recoverable from any Guarantor under paragraph 1 for any reason whatsoever (including, without limitation, by reason of any provision of the Operative Documents or any other undertaking or obligation arising by law or otherwise in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by the Lenders or the Agents at any time, each Guarantor as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent for the benefit of the Lenders of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in the Operative Documents or in accordance with such other undertaking or obligation, as the case may be.

     6.  International Transaction. This Guaranty arises in the context of an
         -------------------------
international transaction, and the specification of payment to any Agent or any Lender in a specific currency at a specific place and time pursuant to the Operative Documents is of the essence. Such specified currency shall be the currency of account and payment. The obligation of the Guarantors hereunder shall not be discharged by an amount paid in any other currency or at another place or time, whether pursuant to a judgment or otherwise, to the extent that the amount so paid, on prompt conversion into the applicable currency and transfer to the Administrative Agent at the place for payment under normal banking procedure, does not yield the amount of such currency due under this Guaranty and the related Operative Documents. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such currency due under the Operative Documents, the Lenders and the

                              GUARANTY AGREEMENT
                              ------------------

Agents shall have an independent cause of action against the Guarantors for the currency deficiency.

     7. Judgments. If for purposes of obtaining judgment in any court it becomes
        ---------
necessary to convert any currency due hereunder or under any Operative Document, as the case may be, into any other currency, the conversion shall be made at the Administrative Agent's spot rate of exchange prevailing on the day before the day on which the judgment is given. In the event there is a change in the Administrative Agent's spot rate of exchange between the day before the day on which the judgment is given and the date of payment of such judgment, the Guarantors will pay such additional amount, if any, or be credited for such lesser amount as may be necessary to ensure that the amount paid on such date is the amount in such other currency which when converted at the Administrative Agent's spot rate of exchange prevailing on the date of payment would yield the same amount of the currency due hereunder or under any Operative Document, as the case may be, as would have resulted from a conversion on the day before the day on which such judgment was given. Any amount due from the Guarantors under this paragraph 7 will be due as a separate debt and shall not be affected by judgment being obtained for any other sum due under or in respect of this Guaranty.

     8.  No Setoff or Deduction. All payments of the Guaranteed Obligations
         ----------------------
hereunder shall be made by the Guarantors without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. If such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, the Guarantors will pay such additional amounts as may be necessary so that payment of the Guaranteed Obligations, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder or under any Operative Document, as the case may be, and, in any such case, the Guarantors will furnish to the Administrative Agent certified copies of all tax receipts evidencing the payment of such amounts within 45 days after the date any such payment is due pursuant to applicable law.


     9.  Defaults. The occurrence of any one or more of the following events or
         --------
conditions shall be deemed an "Event of Default" under this Guaranty:

         (a) Any Guarantor shall fail to pay when due any amount payable under this Guaranty; or

         (b) Any representation or warranty made by the Guarantor in this Guaranty, or in any certificate, report, financial statement or other document is furnished by or on behalf of any Guarantor shall prove to have been incorrect in any material respect when made or deemed made; or

                              GUARANTY AGREEMENT
                              ------------------

          (c) Any Guarantor shall fail to perform or observe any term, covenant or agreement contained in this Guaranty beyond any period of grace, if any, provided with respect thereto; or

          (d) Any event of default under the Loan Agreement.

     10.   Remedies. (a) Upon the occurrence and during the continuance of any
           --------
Event of Default, the Administrative Agent on behalf of the Lenders may, in addition to the remedies provided in the Operative Documents, exercise and enforce any and all other rights and remedies available to the Agents or any Lender, whether arising under this Guaranty or the Operative Documents or under applicable law, in any manner deemed appropriate by the Administrative Agent and the Lenders, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Guaranty or the Operative Documents or in aid of the exercise of any power granted in this paragraph 10.

          (b) Upon the occurrence and during the continuance of any Event of Default, each of the Lenders may at any time and from time to time, without notice to any Guarantor or any Borrower (any requirement for such notice being expressly waived by each Guarantor and each Borrower) set off and apply against any and all of the obligations of any Guarantor or each Borrower now or hereafter existing under this Guaranty or any Operative Document any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders to or for the credit or the account of any Guarantor or any Borrower and any property of any Guarantor or any Borrower from time to time in possession of any Lender, irrespective of whether or not such Lender shall have made any demand hereunder and although such obligations may be contingent and unmatured. Each of the Lenders agrees to provide notice to such Guarantor or such Borrower, as the case may be, within a reasonable period of time after the exercise of its set off rights. The Guarantors and the Borrowers each hereby grant to each Lender a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Guarantors and the Borrower under this Guaranty and the Operative Documents.

          (c) The rights of the Lenders and the Agents under this paragraph 10 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which any Agent or any Lender may have. After the occurrence and during the continuance of any Event of Default, the Lenders and the Administrative Agent may apply any payments and other amounts received in respect of the Guaranteed Obligations in such manner as they may determine to any obligations of the Borrowers, the Guarantors [or any of their respective subsidiaries or affiliates owing to the Lenders].

                              GUARANTY AGREEMENT
                              ------------------

     11.  Waiver. Each Guarantor agrees that it will not at any time insist upon
          ------
or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Guaranty or any Operative Document; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the evaluation or appraisal of any security for its obligations hereunder or of the Borrowers under this Guaranty or any Operative Document prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales claim or exercise any right, under any applicable law, to redeem any portion of such security so sold.

     12. Amendments, Etc. No amendment or waiver of any provision of this
         ---------------
Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Lenders and the Administrative Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Each such amendment, waiver or consent shall be binding upon the Borrowers, whether or not undertaken with notice to or the consent of the Borrowers. Each Borrower, by accepting and entering into any loans, credit and other banking transactions with the Lenders, shall be deemed to have acknowledged and agreed to the terms and conditions hereof, including without limitation paragraphs 9 and 10 hereof. Each Guarantor agrees from time to time to provide to the Lenders such confirmation thereof as any Lender may request.

     13. Notices. All notices and other communications hereunder shall be in
         -------
writing and shall be delivered or sent to the Guarantors at the respective address set forth next to the name of each Guarantor on the signature pages hereof and in the manner, and with respect to the Administrative Agent at the address, provided in accordance with Section 8.2 of the Loan Agreement.

     14. Conduct No Waiver; Remedies Cumulative. The obligations of the
         --------------------------------------
Guarantors under this Guaranty are continuing obligations and a fresh cause of action shall arise in respect of each default hereunder. No course of dealing on the part of any Agent or any Lender, nor any delay or failure on the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any Operative Document shall operate as a waiver of such right, power or privilege or otherwise prejudice any Agent's or any Lender's rights and remedies hereunder or thereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to any Agent or any Lender under this Guaranty is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or under any Operative Document or now or hereafter existing under any applicable law. Every right and remedy given by this Guaranty or under any Operative

                              GUARANTY AGREEMENT
                              ------------------

Document or by applicable law to any Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by an agent or any Lender.

     15.  Reliance on and Survival of Various Provisions.  All terms, covenants,
          ----------------------------------------------
agreements, representations and warranties of the Guarantors made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the Agents and the Lenders, notwithstanding any investigation heretofore or hereafter made by the Agents and the Lenders or on their behalf.

     16.   No Investigation.  Each Guarantor hereby waives unconditionally any
           ----------------
obligation which, in the absence of this provision, the Agents and the Lenders might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, the Guarantors have requested that the Agents and the Lenders not undertake such investigation.

     17.  Governing Law,  This Guaranty is a contract made under, and the rights
          -------------
and obligations of the parties hereunder, shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts to be made and to be performed entirely within such State without regard to the choice of law principle of such State. Each Guarantor agrees that any legal action or proceeding with respect to this Guaranty or the transactions contemplated hereby or by the Operative Documents or related hereto or thereto shall be brought in a court in the State of Michigan, or a court of the United States of America sitting in the State of Michigan, and each Guarantor hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Guarantors or by mailing thereof by registered or certified mail, postage prepaid, to the Guarantors or by mailing thereof by registered or certified mail, postage prepaid, to the Guarantors at the address as provided from time to time in paragraph 13. Each Guarantor further agrees upon the request of the Administrative Agent to appoint an agent for service of process and to maintain such an agent in the State of Michigan for such purpose. Notwithstanding the foregoing, nothing in this paragraph shall affect the right of the Agents or the Lenders to serve process in any other manner permitted by law or limit the right of the Agents or the Lenders to bring any such action or proceeding against any Guarantor or its property in the courts of any other jurisdiction. Each Guarantor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above-described courts.

     18.  Headings, Etc.  The headings of the various subdivisions hereof are
          -------------
for convenience of reference only and shall in no way modify any of the terms or provisions hereof. If any provision of this Guaranty refers to any action to be taken by any person,

                              GUARANTY AGREEMENT
                              ------------------
or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

     19.  Integration and Severability; Enforceability.  This Guaranty and the
          --------------------------------------------
Operative Documents embody the entire agreement and understanding between the Guarantors and the Lenders, and supersede all prior agreements and understandings, relating to the subject matter hereof. In any case one or more of the obligations of any Guarantor or any Borrower under this Guaranty or any Operative Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of such Guarantor or any Borrower shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of any Guarantor or any Borrower under this Guaranty or any Operative Document in any other jurisdiction. It is expressly acknowledged and agreed that the obligations of any Guarantor under this Guaranty shall not in any way be affected or impaired by any invalidity, illegality or unenforceability of any obligation of any Borrower under any Operative Document. If at any time all or any portion of the obligation of any Guarantor under this Guaranty would otherwise be determined by a court of competent jurisdiction to be invalid, unenforceable or avoidable under Section 548 of the federal Bankruptcy Code or under a similar applicable law of any jurisdiction, then notwithstanding any other provisions of this Guaranty to the contrary such obligation or portion thereof of such Guarantor under this Guaranty shall be limited to the greatest of (i) the value of any quantifiable economic benefits accruing to such Guarantor as a result of this Guaranty, (ii) an amount equal to 95% of the excess on the date the relevant liabilities were incurred of the present fair saleable value of the assets of such Guarantor over the amount of all liabilities of such Guarantor, contingent or otherwise, and (iii) the maximum amount for which this Guaranty is determined to be enforceable.

     20. Subordination, Subrogation. Etc. Each Guarantor agrees that any present
         -------------------------------
or future indebtedness, obligations or liabilities of the Borrowers to the Guarantor shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of the Borrowers to the Lenders. Each Guarantor waives any right of subrogation, reimbursement, indemnity, exoneration, assignment, implied contract or any other claim whatsoever it may now or hereafter have against any Borrower, including without limitation any rights of recourse to security for the debts and obligations of any Borrower, unless and until the Guaranteed Obligations shall have been irrevocably paid in full.

     21. Counterpart Execution. This Guaranty may be signed upon any number of
         ---------------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Guaranty shall become effective

                              GUARANTY AGREEMENT
                              ------------------
as to each Guarantor when a counterpart hereof shall have been signed by such Guarantor.

     22. Waiver of Jury Trial. The Lenders and the Agents in accepting this
         --------------------
Guaranty, and each Guarantor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Guaranty, any Operative Document or any related instrument or agreement or any of the transactions contemplated by this Guaranty or any Operative Document or related hereto or thereto. Neither the Lenders and the Agents nor any Guarantor shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by the Lenders, the Agents or the Guarantors except by a written instrument executed by all of them.

               [The rest of this page intentionally left blank.]

                              GUARANTY AGREEMENT
                              ------------------
                                      11

     IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed and to be delivered as of the day and year first set forth above.

Address for Notice:                  EMPIRE AIR SYSTEMS, INC.

c/o Numatics Incorporated            By:
1450 Milford Road                        -------------------------------
Highland, Michigan 48357             Its:
Attention:  Chief Financial Officer      -------------------------------
Facsimile No.: (810) 887-2142

                              GUARANTY AGREEMENT
                              ------------------
                                      12